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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2000 relating to the financial statements and financial statement schedule of JNI Corporation, which appears in JNI Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

San Diego, California
February 21, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS